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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Affiliated Managers Group, Inc. on Form S-3 (File No. 333-71561) and Form S-8 (File No. 333-72967 and File No. 333-84485) of Affiliated Managers Group, Inc. of our reports dated March 26, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.


                                              PricewaterhouseCoopers LLP


Boston, Massachusetts
March 26, 2003